Exhibit 5.1

March 19, 2012

Pinnacle Entertainment, Inc. 8918 Spanish Ridge Avenue Las Vegas, Nevada 89148

Ladies and Gentlemen:

We have acted as special counsel to Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale from time to time by the Company (and, with respect to the Guarantees (as defined below), by the Subsidiary Guarantors (as defined below)), on an immediate, delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of $325,000,000 aggregate principal amount of 7.75% Senior Subordinated Notes due 2022 (the “Notes”) and guarantees of certain subsidiaries of the Company listed in the Registration Statement (the “Subsidiary Guarantors”) to be issued in connection with the Notes (the “Guarantees”), pursuant to the Underwriting Agreement dated March 5, 2012 by and among the Company, the Subsidiary Guarantors and the underwriters named therein (the “Underwriting Agreement”).

The Notes and the Guarantees were offered and sold pursuant to a prospectus supplement, dated March 5, 2012, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on March 7, 2012, to a prospectus dated March 5, 2012 (such prospectus, as amended and supplemented by the prospectus supplement, the “Prospectus”), included in a Registration Statement on Form S-3 (Registration No. 333-179890) (as amended, the “Registration Statement”), which Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act. Capitalized terms used but not defined herein shall have the meanings given such terms in the Underwriting Agreement.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Notes and the Guarantees are to be issued pursuant to that certain Indenture, dated as of March 19, 2012 (the “Indenture”) by and among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”).

Pinnacle Entertainment, Inc.

March 19, 2012

In connection with this opinion we have examined the Registration Statement, the Prospectus, the Indenture and such records of the Company and each Guarantor formed in the State of Delaware, such agreements, certificates of public officials, and certificates of officers or other representatives of the Company and others, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. Furthermore, we have relied upon, insofar as the opinions expressed herein relate to or are dependent upon matters governed by the law of (i) the State of Nevada, the opinion of Brownstein Hyatt Farber Schreck, LLP, (ii) the State of Indiana, the opinion of Faegre Baker Daniels LLP, (iii) the State of Louisiana, the opinion of Stone Pigman Walther Wittmann L.L.C., (iv) the state of Minnesota, the opinion of Briol & Associates, PLLC, (v) the state of Missouri, the opinion of Lathrop & Gage LLP, (vi) the state of New Jersey, the opinion of Sills Cummis & Gross P.C., (vii) the state of Mississippi, the opinion of Jones, Walker, Waechter, Poitevent, Carrére & Denégre L.L.P. and (viii) the state of Ohio, the opinion of Taft Stettinius & Hollister LLP, in each case, dated the date hereof and being delivered concurrently herewith. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and factual representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

For purposes of this opinion letter, we have also assumed that (i) the Notes and the Guarantees will be delivered against payment of valid consideration therefor and in accordance with the terms of the Underwriting Agreement, and (ii) the Notes and Guarantees will be duly executed, issued and delivered by duly authorized officers of the Company and the Subsidiary Guarantors, respectively, and the Notes will be duly authenticated by the Trustee, all in accordance with the terms of the Indenture and the Prospectus.

To the extent that the obligations of the Company and Subsidiary Guarantors with respect to the Notes and the Guarantees may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and will constitute the legal, valid and binding obligations of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee will be in compliance with respect to performance of its obligations under the Indenture, with all applicable laws and regulations; and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Pinnacle Entertainment, Inc.

March 19, 2012

Based upon, subject to and limited by the foregoing, we are of the opinion that, the Notes when issued by the Company and the Guarantees when issued by the Subsidiary Guarantors will constitute legally valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms.

The foregoing opinion is qualified to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, arrangement, moratorium, fraudulent conveyance and transfer laws, and other laws and legal principles limiting or otherwise affecting the rights and remedies of creditors or providing relief to debtors, and by general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, principles of materiality, reasonableness, good faith and fair dealing, and the application of equitable principles to limit the availability of equitable remedies, such as specific performance of remedies granted under the Notes and Guarantees or the Indenture. Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate maturity of debt under certain circumstances including, without limitation, upon the occurrence of a default deemed immaterial or might decline to order the Company or the Subsidiary Guarantors to perform certain covenants. The enforceability of the Notes may be further limited by statutory provisions and case law providing certain rights and defenses to guarantors, including exoneration of guarantors from their obligations under certain circumstances.

Without limiting the paragraph above, certain of the provisions contained in the Notes and Guarantees or the Indenture may be limited or rendered unenforceable under applicable laws and judicial decisions including but not limited to (i) waivers of notices, defenses, remedies or demands (or the delay or omission in enforcement thereof), (ii) exculpation clauses in favor of the Trustee, (iii) clauses providing for recovery of attorneys’ fees or other expenses of enforcement, (iv) provisions for late payment fees and additional interest after default, (v) liability limitations or liquidated damages, (vi) indemnification provisions, (vii) provisions appointing the Trustee or another agent as attorney-in-fact for various purposes, (viii) provisions that purport to establish evidentiary standards, (ix) provisions that provide that the Notes and Guarantees or the Indenture may be modified or waived only in writing, (x) waivers of the right to a jury trial, (xi) provisions purporting to convey rights to persons other than parties to the Notes and Guarantees or the Indenture, and (xii) provisions restricting access to legal or equitable remedies, such as specific performance of executory contracts.

Pinnacle Entertainment, Inc.

March 19, 2012

We observe that the Indenture, the Notes and the Guarantees purport to be governed by the laws of the State of New York, and our opinion is accordingly limited to such laws, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.

We have relied on the Form T-1 and the certificates delivered by the Trustee as to the qualifications, authority, legal power and eligibility of the Trustee to act as trustee under the Indentures and to perform its duties in accordance with the terms of the Indentures.

This opinion is given in respect of the Notes and the Guarantees only, and we express no opinion as to the legality, validity or binding effect of any related document, instrument or agreement or any other matter beyond the matters expressly set forth herein.

This opinion is intended to be filed as an exhibit to the Registration Statement. We consent to the use of our name under the caption “Legal Matters” in the Registration Statement and Prospectus and any amendments thereto. To effect such filing (by incorporation by reference), we hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K. In giving such consent, we do not admit that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ IRELL & MANELLA LLP